UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2018

Sterling Construction Company, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31993	25-1655321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1800 Hughes Landing Blvd.
The Woodlands, Texas	77380
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (281) 214-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On December 12, 2018, the Board elected Dana O’Brien as a director effective January 1, 2019. The Board determined that Ms. O’Brien qualifies as “independent” in accordance with the director independence standards of NASDAQ. Ms. O’Brien will serve as a director until the Company’s next annual meeting and election of her successor. The Board also appointed Ms. O’Brien to the Audit Committee and Corporate Governance & Nominating Committee.

The election of Ms. O’Brien was not pursuant to any arrangement or understanding between Ms. O’Brien and any third party. As of the date of this report, neither Ms. O’Brien, nor any of her immediate family members, is a party, either directly or indirectly, to any transaction that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

Ms. O’Brien will be compensated consistent with the standard compensation program for non-employee directors, which includes a combination of cash and equity-based incentive compensation. In connection with her appointment to the Board, Ms. O’Brien was awarded shares of restricted common stock valued at $29,575, representing a pro rata award for 2019.

A copy of the Company’s press release issued on December 18, 2018, regarding Ms. O’Brien’s election is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
99.1	Press release, dated December 18, 2018 relating to announcement of election of new independent director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Construction Company, Inc.

By:	/s/ Ronald A. Ballschmiede
Ron A. Ballschmiede
Chief Financial Officer

Date: December 18, 2018